Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 16, 2021, in Amendment No. 1 to the Registration Statement (Form S-1) and related Prospectus of Chobani Inc. for the registration of shares of Class A common stock.

/s/ Ernst & Young LLP

Buffalo, New York

August 16, 2021